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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-134316, 333-117489, 33-53589, 2-94436, 333-57608, 333-57575, 333-46901, 333-41363, 333-65265, 333-41904, 333-37308, 333-70560 and 33-63958) of our reports dated August 27, 2009, with respect to the consolidated financial statements and schedule of International Rectifier Corporation and Subsidiaries and the effectiveness of internal control over financial reporting of International Rectifier Corporation and Subsidiaries included in this Annual Report (Form 10-K) for the year ended June 28, 2009.

/s/ Ernst & Young LLP
Los Angeles, California
August 27, 2009

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM